                                                                 Exhibit 99.1

FOR MORE INFORMATION:
Med Diversified
Angeline Cook
978-323-2543
acook@meddiv.com

        MED DIVERSIFIED SUBSIDIARY FILES FOR BANKRUPTCY COURT PROTECTION


ANDOVER, MASS.--NOVEMBER 11, 2002 -- Med Diversified, Inc., (PINK SHEETS: MDDV), a provider of home and alternate site health care services, today announced its subsidiary Tender Loving Care Health Care Services, Inc. ("TLCS") has filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code with the U.S. Bankruptcy Court of the Eastern District of New York. Chapter 11 allows a company to continue operations while it develops a reorganization plan to maximize recovery for the company's stakeholders.

Med Diversified believes this filing was caused by the collapse of National Century Financial Enterprises ("NCFE"), TLCS' primary lender, and the inaction of the trustees (J.P. Morgan Chase & Co. and Bank One Corporation) of NCFE's special purpose organizations, as recently reported in THE WALL STREET JOURNAL, THE WASHINGTON POST and FORBES.

Med Diversified's other operations, including Chartwell Diversified Services, Inc., are not included in the filing and will continue to operate normally.


About Med Diversified

Med Diversified operates companies in various segments within the health care industry, including pharmacy, home infusion, multi-media, management, clinical respiratory services, home medical equipment, home health services and other functions. For more information, see http://www.meddiversified.com.

STATEMENTS IN THIS NEWS RELEASE THAT RELATE TO MANAGEMENT'S EXPECTATIONS, INTENTIONS OR BELIEFS CONCERNING FUTURE PLANS, EXPECTATIONS, EVENTS AND PERFORMANCE ARE "FORWARD LOOKING" WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS. THESE FORWARD-LOOKING STATEMENTS INCLUDE ASSUMPTIONS, BELIEFS AND OPINIONS RELATING TO THE COMPANY'S BUSINESS STRATEGY, MANAGEMENT'S ABILITY TO SATISFY INDUSTRY AND CONSUMER NEEDS WITH ITS PRODUCTS AND SERVICES AND, HEALTH-CARE INDUSTRY TRENDS. MANAGEMENT'S FORWARD-LOOKING STATEMENTS FURTHER ASSUME THAT THE COMPANY WILL BE ABLE TO SUCCESSFULLY DEVELOP AND EXECUTE ON ITS STRATEGIC RELATIONSHIPS. MANY KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS, INCLUDING GENERAL ECONOMIC CONDITIONS AND RISK FACTORS DETAILED FROM TIME TO TIME IN NEWS RELEASES AND THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY CAUSE THESE FORWARD-LOOKING STATEMENTS TO BE INCORRECT IN WHOLE OR IN PART. THE INVESTOR SHOULD REVIEW SUCH PUBLIC FILINGS TO GET A COMPREHENSIVE PICTURE AND ANALYSIS OF ALL CONDITIONS AND CIRCUMSTANCES. THE COMPANY EXPRESSLY DISCLAIMS ANY INTENT OR OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS OR EVENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THE FORWARD-LOOKING STATEMENTS DUE TO A VARIETY OF FACTORS SET OUT ABOVE, INCLUDING, WITHOUT LIMITATION, INTEGRATION OF BUSINESS AND MANAGEMENT ASSOCIATED WITH THE COMPANY'S BUSINESS RELATIONSHIPS AND ACQUISITIONS, ACCEPTANCE BY CUSTOMERS OF THE COMPANY'S PRODUCTS AND SERVICES, COMPETITION IN THE HEALTH-CARE MARKET, GOVERNMENT REGULATION OF HEALTH CARE, THE COMPANY'S LIMITED OPERATING HISTORY, GENERAL ECONOMIC CONDITIONS, AVAILABILITY OF CAPITAL AND OTHER FACTORS.


                                     # # #